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                                                                 Exhibit 99.3


             Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 5 to the Registration Statement (Form S-6 No. 33-89238) pertaining to CG Variable Life Insurance Separate Account II, and to the use therein of our report dated March 30, 1999 with respect to the financial statements of CG Variable Life Insurance Separate Account II.


                                       /s/ Ernst & Young, LLP


Fort Wayne, Indiana
April 26, 1999